Exhibit 99.1

Subject: Pharmacyclics Announces Third Breakthrough Therapy Designation for Ibrutinib from the U.S. Food and Drug Administration

SUNNYVALE, Calif., April 8, 2013 -- Pharmacyclics, Inc. (Nasdaq: PCYC) announced today that the U.S. Food and Drug Administration (FDA) has granted an additional Breakthrough Therapy Designation for the investigational oral agent ibrutinib as monotherapy for the treatment of chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL) patients with deletion of the short arm of chromosome 17 (deletion 17p). Patients harboring a deletion within chromosome 17 generally have poor response to chemoimmunotherapy and have limited treatment options. The presence of deletion 17p is one of the worst prognostic factors in patients with CLL.

In February 2013, FDA granted Breakthrough Therapy Designations for ibrutinib as a monotherapy for the treatment of patients with relapsed or refractory mantle cell lymphoma (MCL) and as a monotherapy for the treatment of patients with Waldenstrom’s macroglobulinemia (WM), both of which are also B-cell malignancies. Ibrutinib is jointly being developed by Pharmacyclics and Janssen for treatment of B-cell malignancies.

The Breakthrough Therapy Designation is intended to expedite the development and review of a potential new drug for serious or life-threatening diseases where “preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.” The designation of a drug as a Breakthrough Therapy was enacted as part of the 2012 Food and Drug Administration Safety and Innovation Act. Pharmacyclics, together with Janssen, is working with the FDA to determine the implications of this Breakthrough Therapy Designation to the ongoing and planned development and the FDA filing requirements for the use of ibrutinib in CLL patients with deletion 17p.

The FDA Breakthrough Therapy Designation for ibrutinib in CLL patients with deletion 17p was based on data from pre-clinical and clinical studies where ibrutinib as a monotherapy was used to treat patients with this disease. Ibrutinib has the potential to improve the outcome in this serious and life-threatening disease which has a poor prognosis. In addition, Pharmacyclics and Janssen have recently initiated a Phase II study of ibrutinib in patients with CLL deletion 17p, RESONATE™ -17, which is a single-arm, open-label, multi-center trial using ibrutinib as a monotherapy in patients who have deletion 17p and who did not respond to or relapsed after at least one prior CLL treatment (a high unmet need population). The primary endpoint of the study will be overall response rate. This global study opened this year and Pharmacyclics plans to enroll 111 patients worldwide.

About Chronic Lymphocytic Leukemia

Chronic Lymphocytic Leukemia (CLL) is a slow-growing blood cancer that starts in the white blood cells (lymphocytes), most commonly from B-cells. CLL is the second most common adult leukemia. Approximately 16,000 patients in the US are diagnosed each year with CLL. The prevalence of CLL is approximately 113,000 in the US. The disease is a chronic disease of the elderly with an average survival of about 5 years. Patients commonly receive multiple lines of treatment over the course of their disease.

In CLL the genetic mutation 17p deletion occurs when the short arm of chromosome 17 is missing.  Del 17p is associated with abnormalities of a key tumor suppressor gene, TP53, which results in poor response to chemoimmunotherapy and worse treatment outcomes. It occurs in about 7% of treatment naive CLL patients and is estimated to be approximately 20% to 40% of relapsed or refractory patients harboring the mutation.

About Ibrutinib

Janssen Biotech, Inc. and Pharmacyclics entered a collaboration and license agreement in December 2011 to co-develop and co-commercialize ibrutinib. Ibrutinib was designed to specifically target and selectively inhibit an enzyme called Bruton’s tyrosine kinase (BTK). BTK is a key mediator of at least three critical B-cell pro-survival mechanisms occurring in parallel — regulation of apoptosis, adhesion, and cell migration and homing. Through these multiple signals, BTK regulation helps to direct malignant B-cells to lymphoid tissues, thus allowing access to a micro environment necessary for survival.

The effectiveness of ibrutinib alone or in combination with other treatments is being studied in several B-cell malignancies, including chronic lymphocytic leukemia/small lymphocytic lymphoma, mantle cell lymphoma, diffuse large B-cell lymphoma, follicular lymphoma, Waldenstrom’s macroglobulinemia and multiple myeloma. To date five Phase III trials have been initiated with ibrutinib and a total of 26 trials are currently registered on www.clinicaltrials.gov.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs; and to identify promising product candidates based on scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. The Company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements and the sufficiency of our current assets to meet these requirements, our future results of operations, our expectations for and timing of ongoing or future clinical trials and regulatory approvals for any of our product candidates, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, the safety and/or efficacy results of clinical trials of our product candidates, our failure to obtain regulatory approvals or comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

SOURCE Pharmacyclics, Inc.